UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2026

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Securities Offering

Equity Purchase Agreement

On March 19, 2026, Wolfspeed, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Equity Purchase Agreement”) with certain investors (the “Equity Securities Investors”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 3,250,030 shares (the “Shares”) of the Company’s common stock, par value $0.00125 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants,” and, together with the Shares, the “Equity Securities”) to purchase up to an aggregate of 2,000,000 shares of Common Stock in a private placement (the “Equity Securities Placement”). The price per Share is $18.458, and the price per Pre-Funded Warrant is $18.448. The closing of the Equity Securities Placement is expected to occur on March 26, 2026 (the “Equity Securities Closing”), subject to customary closing conditions.

The Pre-Funded Warrants have an exercise price of $0.01 per underlying share of Common Stock, exercisable at any time until each is fully exercised, and will not expire until each is fully exercised, subject to the ownership limitations described below. The number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, as well as upon certain distributions of assets, including cash, stock or other property, to the Company’s stockholders. The Pre-Funded Warrants include a beneficial ownership blocker that provides that the holder may not exercise (nor may the Company allow the exercise of) such Pre-Funded Warrant if, upon giving effect to such exercise, such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 9.99% of the total number of the then issued and outstanding shares of Common Stock as determined in accordance with the terms of each Pre-Funded Warrant; provided that the Pre-Funded Warrant holder may decrease (and later increase) such percentage to a percentage not in excess of 9.99% effective on or after the 61st day after notice of such increase or decrease is delivered to the Company.

The aggregate gross proceeds to the Company from the Equity Securities Placement are expected to be approximately $96.9 million, excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants.

The Equity Purchase Agreement also contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The foregoing description of the Equity Securities Placement, the Equity Securities issued in connection therewith and the Equity Purchase Agreement is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the forms of the Pre-Funded Warrant and the Equity Purchase Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Equity Securities Placement, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Equity Securities Investors at the Equity Securities Closing in the form attached to the Equity Purchase Agreement. Pursuant to the Registration Rights Agreement, among other things, the Company will file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) no later than 75 days after the Equity Securities Closing to register the resale of the “Registrable Securities” (as defined in the Registration Rights Agreement) held by them, which generally includes the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within certain timeframes set forth in the Registration Rights Agreement. In addition, the Equity Securities Investors have customary piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement.

The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement provides for customary indemnification and contribution provisions. The Registration Rights Agreement will terminate, with respect to each Equity Securities Investor, at such time as such Equity Securities Investor no longer owns any Registrable Securities, and in full and be of no further effect, at such time as there are no Registrable Securities held by any Equity Securities Investor.

The foregoing description of the Registration Rights Agreement is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Notes Offering

Notes Subscription Agreements

On March 19, 2026, the Company also entered into separate, privately negotiated subscription agreements (collectively, the “Notes Subscription Agreements”) with Wolfspeed Texas, LLC, as guarantor (the “Guarantor”), and the investor parties thereto. The Notes Subscription Agreements provide for the sale and issuance by the Company of $379,000,000 aggregate principal amount of the Company’s 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 (the “Notes” and, together with the Equity Securities, the “Securities”) in a private placement (the “Notes Placement” and, together with the Equity Securities Placement, the “Private Placements”) to such investors. The closing of the Notes Placement is expected to occur concurrently with the closing of the Equity Securities Placement on March 26, 2026 (the “Notes Closing”), subject to customary closing conditions.

The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Notes Closing, between the Company, the Guarantor, and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The Notes will be guaranteed on a senior basis by the Guarantor, and the Notes and the related guarantee by the Guarantor will be senior, secured obligations of the Company and the Guarantor, secured by substantially all assets of the Company and the Guarantor. The Notes will be convertible at the option of holders in certain circumstances into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election. The initial conversion rate for the Notes will be 49.6623 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $20.14 per share of Common Stock),and will be subject to customary anti-dilution adjustments. The Notes will be redeemable by the Company in certain circumstances, and holders may require the Company to repurchase their Notes in certain circumstances. The foregoing is a summary of certain provisions of the Notes and the Indenture. It is only a summary and is not complete. This summary is qualified by the text of the Indenture and Notes, which will be filed on or about the date of the Notes Closing.

The aggregate gross proceeds to the Company from the Notes Placement are expected to be approximately $379.0 million.

The Notes Subscription Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions.

The foregoing description of the Notes Placement, the Notes issued in connection therewith and the Notes Subscription Agreements is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Notes Subscription Agreement, which is filed as Exhibit 10.3, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Notes Placement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Interests

To the extent required by Item 3.02 of Form 8-K, the information regarding the Private Placements set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The offer and sale of the Securities and the shares of Common Stock underlying the Pre-Funded Warrants and the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to issue the Securities in reliance on exemptions from registration provided for under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. Any shares of Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act. Initially, a maximum of 22,586,391 shares of Common Stock is expected to be issuable upon conversion of the Notes, based on the initial maximum conversion rate of 49.6623 shares per $1,000 principal amount of the Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events

On March 19, 2026, the Company issued a press release announcing the Private Placements. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company expects to use the gross proceeds from the Private Placements to redeem approximately $475.9 million of the Company’s outstanding Senior Secured Notes due 2030.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Securities or the shares of Common Stock, if any, issuable upon exercise of the Pre-Funded Warrants or the conversion of the Notes.

Cautionary Note Regarding Forward Looking Statements

The Company cautions you that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or continue” and similar expressions, are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to statements regarding: the timing, size and expectation of the closing of the Private Placements; and expectations regarding market conditions, the satisfaction of customary closing conditions related to the Private Placements and the anticipated use of proceeds therefrom. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in our business, including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Private Placements and other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Pre-Funded Warrant

10.1	Form of Securities Purchase Agreement, dated March 19, 2026, by and among the Company and the Investors party thereto

10.2	Form of Registration Rights Agreement

10.3	Form of Note Subscription Agreement, dated March 19, 2026, by and among the Company, Wolfspeed Texas, LLC and the Investor parties thereto.

99.1	Press Release, dated March 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett Senior Vice President and General Counsel

Date: March 19, 2026